Exhibit 99.1

Equinix Reports First Quarter 2010 Results

  Reported revenues of $248.6 million, a 3% increase over the previous quarter and a 25% increase over the same quarter last year
  Reported adjusted EBITDA of $117.3 million, a 5% increase over the previous quarter and a 28% increase over the same quarter last year
  Increases 2010 annual revenue guidance to $1,065.0 million to $1,080.0 million
  Increases 2010 adjusted EBITDA guidance to $470.0 million to $480.0 million

FOSTER CITY, Calif.--(BUSINESS WIRE)--April 21, 2010--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly results for the quarter ended March 31, 2010.

Revenues were $248.6 million for the first quarter, a 3% increase over the previous quarter and a 25% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $237.2 million for the first quarter, a 2% increase over the previous quarter and a 25% increase over the same quarter last year. Non-recurring revenues were $11.4 million in the quarter.

“Our first quarter results have set the foundation to deliver another year of solid growth in 2010,” said Steve Smith, CEO and President of Equinix. “Demand for our services remained strong across all three operating regions during the quarter and we continue to benefit from our global reach and scale.”

Cost of revenues were $133.1 million for the first quarter, a 5% increase from the previous quarter and a 19% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $48.0 million, were $85.1 million for the first quarter, a 1% decrease over the previous quarter and an 18% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 66%, up from 65% for the previous quarter and up from 64% for the same quarter last year.

Selling, general and administrative expenses were $62.6 million for the first quarter, a 3% increase over the previous quarter and a 26% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $16.3 million, were $46.3 million for the first quarter, a 2% increase over the previous quarter and a 29% increase over the same quarter last year.

Acquisition costs were $5.0 million for the first quarter. Our acquisition costs for the first quarter were primarily related to professional fees for the pending Switch and Data acquisition.

Net income for the first quarter was $14.2 million. This represents a basic net income per share of $0.36 and diluted net income per share of $0.35 based on a weighted average share count of 39.6 million and 40.8 million, respectively, for the first quarter of 2010.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs for the first quarter, was $117.3 million, an increase of 5% over the previous quarter and a 28% increase over the same quarter last year.

Capital expenditures, being gross capital expenditures less the net change in accrued property, plant and equipment in the first quarter, were $143.4 million, of which $14.5 million was attributed to ongoing capital expenditures and $128.9 million was attributed to expansion capital expenditures.

The Company generated cash from operating activities of $99.8 million for the first quarter as compared to $82.5 million in the previous quarter and $86.7 million the same quarter last year. Cash used in investing activities was $31.6 million in the first quarter as compared to $15.7 million in the previous quarter and $77.9 million for the same quarter last year. Cash generated from financing activities was $629.8 million, primarily attributed to the $750.0 million senior unsecured note financing, and offset in part by the pay-down of the Chicago construction loan of $105.5 million.

As of March 31, 2010, the Company’s cash, cash equivalents and investments were $1,185.1 million, as compared to $604.4 million as of December 31, 2009, including proceeds from the senior unsecured notes offering.

Company Metrics

  To view Equinix’s Non-Financial Metrics, please visit the Investors section of Equinix’s web site at www.equinix.com/investors and click on View Equinix’s Non-Financial Metrics

Business Outlook

For the second quarter of 2010, the Company expects revenues to be in the range of $258.0 to $260.0 million. Cash gross margins are expected to be approximately 65%. Cash selling, general and administrative expenses are expected to approximate $55.0 million. Adjusted EBITDA is expected to be between $113.0 and $115.0 million. Capital expenditures are expected to be between $140.0 to $170.0 million, comprised of approximately $30.0 million of ongoing capital expenditures and $110.0 to $140.0 million of expansion capital expenditures.

For the full year of 2010, total revenues are expected to be in the range of $1,065.0 to $1,080.0 million. Total year cash gross margins are expected to be in the range of 64% to 65%. Cash selling, general and administrative expenses are expected to be in the range of $210.0 and $220.0 million. Adjusted EBITDA for the year is expected to be between $470.0 and $480.0 million. Capital expenditures for 2010 are expected to be in the range of $450.0 to $510.0 million, comprised of approximately $100.0 million of ongoing capital expenditures related to customer installation expenditures, new product innovation solutions, internal ERP system solutions and increased investment in IBX reliability. Expansion capital expenditures are expected to range between $350.0 and $410.0 million.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, April 21, 2010, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call live, please dial 773-756-4788 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading.

A replay of the call will be available beginning on Wednesday, April 21, 2010 at 7:30 p.m. (ET) through May 21, 2010 by dialing 402-220-3469 and reference the passcode (2010). In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) provides global data center services that ensure the vitality of the information-driven world. Global enterprises, content and financial companies, and network service providers rely upon Equinix’s insight and expertise to protect and connect their most valued information assets. Equinix operates 51 International Business Exchange™ (IBX®) and partner data centers across 19 markets in North America, Europe and Asia-Pacific.

Important information about Equinix is routinely posted on the investor relations page of its website located at www.equinix.com/investors. We encourage you to check Equinix’s website regularly for the most up-to-date information.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Recurring revenues	$237,236	$231,465	$190,322
Non-recurring revenues	11,413	11,087	8,909
Revenues	248,649	242,552	199,231

Cost of revenues	133,050	127,074	111,805
Gross profit	115,599	115,478	87,426

Operating expenses:
Sales and marketing	19,468	17,269	14,403
General and administrative	43,155	43,647	35,150
Restructuring charges	-	-	(5,833)
Acquisition costs	4,994	3,776	-
Total operating expenses	67,617	64,692	43,720

Income from operations	47,982	50,786	43,706

Interest and other income (expense):
Interest income	506	435	916
Interest expense	(25,675)	(22,613)	(13,451)
Other-than-temporary impairment recovery (loss) on investments	3,420	97	(2,687)
Loss on debt extinguishment and interest rate swaps, net	(3,377)	-	-
Other income (expense)	20	(1,288)	(1,419)
Total interest and other, net	(25,106)	(23,369)	(16,641)

Income before income taxes	22,876	27,417	27,065

Income tax expense	(8,677)	(9,695)	(11,608)

Net income	$14,199	$17,722	$15,457

Net income per share:

Basic net income per share	$0.36	$0.45	$0.41

Diluted net income per share	$0.35	$0.44	$0.40

Shares used in computing basic net income per share	39,562	39,136	37,861

Shares used in computing diluted net income per share	40,785	40,498	38,739

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended
		March 31,	December 31,	March 31,
		2010	2009	2009

Recurring revenues		$237,236	$231,465	$190,322
Non-recurring revenues		11,413	11,087	8,909
	Revenues (1)	248,649	242,552	199,231

Cash cost of revenues (2)		85,084	85,533	71,939
	Cash gross profit (3)	163,565	157,019	127,292

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	15,185	13,238	10,980
	Cash general and administrative expenses (6)	31,108	32,121	24,934
	Total cash operating expenses (7)	46,293	45,359	35,914

Adjusted EBITDA (8)		$117,272	$111,660	$91,378

Cash gross margins (9)		66%	65%	64%

Adjusted EBITDA margins (10)		47%	46%	46%

Adjusted EBITDA flow-through rate (11)		92%	38%	85%

(1)	The geographic split of our revenues on a services basis is presented below:

	United States Revenues:
	Colocation	$118,932	$115,695	$97,915
	Interconnection	23,764	23,048	21,516
	Managed infrastructure	539	541	569
	Rental	182	120	161
	Recurring revenues	143,417	139,404	120,161
	Non-recurring revenues	5,139	5,111	4,733
	Revenues	148,556	144,515	124,894

	Asia-Pacific Revenues:
	Colocation	26,985	25,074	19,455
	Interconnection	3,529	3,263	2,296
	Managed infrastructure	3,860	3,788	3,535
	Recurring revenues	34,374	32,125	25,286
	Non-recurring revenues	1,555	1,438	1,251
	Revenues	35,929	33,563	26,537

	Europe Revenues:
	Colocation	54,442	54,599	40,114
	Interconnection	1,939	2,017	1,385
	Managed infrastructure	2,901	3,147	3,273
	Rental	163	173	103
	Recurring revenues	59,445	59,936	44,875
	Non-recurring revenues	4,719	4,538	2,925
	Revenues	64,164	64,474	47,800

	Worldwide Revenues:
	Colocation	200,359	195,368	157,484
	Interconnection	29,232	28,328	25,197
	Managed infrastructure	7,300	7,476	7,377
	Rental	345	293	264
	Recurring revenues	237,236	231,465	190,322
	Non-recurring revenues	11,413	11,087	8,909
	Revenues	$248,649	$242,552	$199,231

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$133,050	$127,074	$111,805
	Depreciation, amortization and accretion expense	(46,372)	(40,072)	(38,772)
	Stock-based compensation expense	(1,594)	(1,469)	(1,094)
	Cash cost of revenues	$85,084	$85,533	$71,939

	The geographic split of our cash cost of revenues is presented below:

	U.S. cash cost of revenues	$44,148	$42,713	$38,601
	Asia-Pacific cash cost of revenues	12,400	12,678	9,811
	Europe cash cost of revenues	28,536	30,142	23,527
	Cash cost of revenues	$85,084	$85,533	$71,939

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$19,468	$17,269	$14,403
	Depreciation and amortization expense	(1,352)	(1,401)	(1,243)
	Stock-based compensation expense	(2,931)	(2,630)	(2,180)
	Cash sales and marketing expenses	$15,185	$13,238	$10,980

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$43,155	$43,647	$35,150
	Depreciation and amortization expense	(1,598)	(1,599)	(1,952)
	Stock-based compensation expense	(10,449)	(9,927)	(8,264)
	Cash general and administrative expenses	$31,108	$32,121	$24,934

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$15,185	$13,238	$10,980
	Cash general and administrative expenses	31,108	32,121	24,934
	Cash SG&A	$46,293	$45,359	$35,914

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	U.S. cash SG&A	$30,626	$26,308	$23,330
	Asia-Pacific cash SG&A	4,994	6,278	4,690
	Europe cash SG&A	10,673	12,773	7,894
	Cash SG&A	$46,293	$45,359	$35,914

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$47,982	$50,786	$43,706
	Depreciation, amortization and accretion expense	49,322	43,072	41,967
	Stock-based compensation expense	14,974	14,026	11,538
	Restructuring charges	-	-	(5,833)
	Acquisition costs	4,994	3,776	-
	Adjusted EBITDA	$117,272	$111,660	$91,378

	The geographic split of our adjusted EBITDA is presented below:

	U.S. income from operations	$29,601	$33,908	$33,941
	U.S. depreciation, amortization and accretion expense	28,174	27,056	26,039
	U.S. stock-based compensation expense	11,013	10,759	8,816
	U.S. restructuring charges	-	-	(5,833)
	U.S. acquisition costs	4,994	3,771	-
	U.S. adjusted EBITDA	73,782	75,494	62,963

	Asia-Pacific income from operations	10,060	6,084	4,339
	Asia-Pacific depreciation, amortization and accretion expense	6,664	6,723	6,327
	Asia-Pacific stock-based compensation expense	1,811	1,800	1,370
	Asia-Pacific adjusted EBITDA	18,535	14,607	12,036

	Europe income from operations	8,321	10,794	5,426
	Europe depreciation, amortization and accretion expense	14,484	9,293	9,601
	Europe stock-based compensation expense	2,150	1,467	1,352
	Europe acquisition costs	-	5	-
	Europe adjusted EBITDA	24,955	21,559	16,379

	Adjusted EBITDA	$117,272	$111,660	$91,378

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	U.S. cash gross margins	70%	70%	69%

	Asia-Pacific cash gross margins	65%	62%	63%

	Europe cash gross margins	56%	53%	51%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	U.S. adjusted EBITDA margins	50%	52%	50%

	Asia-Pacific adjusted EBITDA margins	52%	44%	45%

	Europe adjusted EBITDA margins	39%	33%	34%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$117,272	$111,660	$91,378
	Less adjusted EBITDA - prior period	(111,660)	(106,036)	(84,100)
	Adjusted EBITDA growth	$5,612	$5,624	$7,278

	Revenues - current period	$248,649	$242,552	$199,231
	Less revenues - prior period	(242,552)	(227,558)	(190,683)
	Revenue growth	$6,097	$14,994	$8,548

	Adjusted EBITDA flow-through rate	92%	38%	85%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	March 31,	December 31,
	2010	2009

Cash and cash equivalents	$1,039,302	$346,056
Short-term investments	140,611	248,508
Accounts receivable, net	69,722	64,767
Other current assets	64,014	68,556
Total current assets	1,313,649	727,887
Long-term investments	5,225	9,803
Property, plant and equipment, net	1,874,325	1,808,115
Goodwill	359,319	381,050
Intangible assets, net	46,661	51,015
Other assets	68,589	60,280
Total assets	$3,667,768	$3,038,150

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$113,018	$99,053
Accrued property and equipment	98,993	109,876
Current portion of capital lease and other financing obligations	6,490	6,452
Current portion of mortgage and loans payable	56,225	58,912
Other current liabilities	41,381	41,166
Total current liabilities	316,107	315,459
Capital lease and other financing obligations, less current portion	152,173	154,577
Mortgage and loans payable, less current portion	247,718	371,322
Senior notes	750,000	-
Convertible debt	899,182	893,706
Other liabilities	115,101	120,603
Total liabilities	2,480,281	1,855,667

Common stock	40	39
Additional paid-in capital	1,691,726	1,665,662
Accumulated other comprehensive loss	(132,498)	(97,238)
Accumulated deficit	(371,781)	(385,980)
Total stockholders' equity	1,187,487	1,182,483

Total liabilities and stockholders' equity	$3,667,768	$3,038,150

Ending headcount by geographic region is as follows:

U.S. headcount	759	718
Asia-pacific headcount	252	236
Europe headcount	386	347
Total headcount	1,397	1,301

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	March 31,	December 31,
	2010	2009

Capital lease and other financing obligations	$158,663	$161,029

European financing	122,555	130,058
Chicago IBX financing	-	109,991
Mortgage payable	91,046	91,756
Asia-Pacific financing	56,881	64,559
Singapore financing	24,668	24,559
Netherlands financing	8,793	9,311
Total mortgage and loans payable	303,943	430,234

Senior notes	750,000	-

Convertible debt, net of debt discount	899,182	893,706
Plus debt discount	120,554	126,030
Total convertible debt principal	1,019,736	1,019,736

Total debt outstanding	$2,232,342	$1,610,999

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Cash flows from operating activities:
Net income	$14,199	$17,722	$15,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	49,322	43,072	41,967
Stock-based compensation	14,974	14,026	11,538
Debt issuance costs and debt discount	5,554	6,581	2,437
Loss on debt extinguishment and interest rate swaps	3,377	-	-
Restructuring charges	-	-	(5,833)
Other reconciling items	434	184	2,774
Changes in operating assets and liabilities:
Accounts receivable	(6,086)	2,300	4,812
Deferred tax assets, net	5,002	7,231	8,871
Accounts payable and accrued expenses	15,886	(4,876)	6,282
Other assets and liabilities	(2,850)	(3,730)	(1,601)
Net cash provided by operating activities	99,812	82,510	86,704
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	112,285	85,924	23,620
Purchases of property and equipment	(143,400)	(101,740)	(108,841)
Other investing activities	(442)	132	7,336
Net cash used in investing activities	(31,557)	(15,684)	(77,885)
Cash flows from financing activities:
Proceeds from employee equity awards	10,883	13,956	4,062
Proceeds from mortgage and loans payable	-	795	744
Proceeds from senior notes	750,000	-	-
Repayment of capital lease and other financing obligations	(1,554)	(1,514)	(969)
Repayment of mortgage and loans payable	(114,340)	(16,593)	(7,210)
Debt issuance costs	(15,193)	(10)	-
Other financing activities	-	444	(252)
Net cash provided by (used in) financing activities	629,796	(2,922)	(3,625)
Effect of foreign currency exchange rates on cash and cash equivalents	(4,805)	(995)	(3,352)
Net increase in cash and cash equivalents	693,246	62,909	1,842
Cash and cash equivalents at beginning of period	346,056	283,147	220,207
Cash and cash equivalents at end of period	$1,039,302	$346,056	$222,049

Free cash flow (1)	$(44,030)	$(19,098)	$(14,801)

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$99,812	$82,510	$86,704
Net cash used in investing activities as presented above	(31,557)	(15,684)	(77,885)
Purchases, sales and maturities of investments, net	(112,285)	(85,924)	(23,620)
Free cash flow (negative free cash flow)	$(44,030)	$(19,098)	$(14,801)

CONTACT:
Equinix, Inc.
Joan Powell, 650-513-7098 (Media)
joanpowell@equinix.com
Jason Starr, 650-513-7402 (Investor Relations)
jstarr@equinix.com
or
LEWIS PR
Scott Blevins, 415-992-4400 (Media)
equinixlewisus@lewispr.com